POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Martin and Bret J. Harris, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                 Signature            Title                                Date

s/James F. Martin            President, Chief Executive Officer October 18, 1996
James F. Martin              and Chairman of the Board of
                             Directors

s/Henry M. Poston            Executive Vice President, Chief    October 18, 1996
Henry M. Poston              Operating Officer and Director

                             Vice President and Director        October __, 1996
Russell T. Lyon

                             Director                           October __, 1996
Jack J. Jackson

s/Gregory W. Anderson        Director                           October 18, 1996
Gregory W. Anderson

                             Director                           October __, 1996
James C. Hite

                             Director                           October __, 1996
W. Fred Davis, Jr.

s/George L. Rainsford        Director                           October 18, 1996
George L. Rainsford

s/Bettis C. Rainsford        Director                           October 18, 1996
Bettis C. Rainsford